UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2007

AULTRA GOLD INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-126748	98-0448154
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

 120 North 5th Street
JACKSONVILLE, OR 97530
(Address of principal executive offices)

(Registrant's telephone number, including area code): (971) 235-8112

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On June 25, 2007, the Agent, Consulting and Financial Public Relations Agreement (the “PR Agreement”) between Aultra Gold Inc. (the “Corporation”) and Princeton Research, Inc. (the “Consultant”) dated March 28, 2007 and effective as of June 1, 2007 was revoked.  On June 1, 2007, the Corporation forwarded a signed copy of the PR Agreement to Consultant, requesting that Consultant sign the Agreement and return an executed copy to the Corporation.  The Corporation never received an executed copy.  In a letter dated June 25, 2007, the Corporation provided written notice that it had never received an executed copy of the Agreement and withdrew its offer to Princeton and revoked the Agreement in its entirety.  A copy of the termination letter dated June 25, 2007 from the Corporation to the Consultant is attached as Exhibit 10.1 to this Form 8-K and incorporated herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits .

10.1	Termination Letter from the Corporation to the Consultant dated June 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aultra Gold, Inc.

Dated: September 4, 2007	By:	/s/ Baljinder Bhullar
Name: Baljinder Bhullar
Title: Chief Financial Officer